   As filed with the Securities and Exchange Commission on February 1, 1995.
                                                       Registration No. 33-89120
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                          ----------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           SUMMAGRAPHICS CORPORATION
             (Exact name of registrant as specified in its charter)

                Delaware                              06-088312
      ------------------------------        ------------------------------
      State or other jurisdiction of               (I.R.S. Employer
      incorporation or organization)              Identification No.)

                               8500 Cameron Road
                              Austin, Texas 78754
                                (512) 835-0900
              ---------------------------------------------------
              (Address, including zip code, and telephone number,
                including area code, of registrant's principal
                              executive offices)

MICHAEL S. BENNETT                     COPY TO: ROBERT B. SIMS          MICHAEL W. TANKERSLEY, ESQ.
PRESIDENT & CHIEF EXECUTIVE OFFICER             SENIOR VICE PRESIDENT   HUGHES & LUCE, L.L.P.
SUMMAGRAPHICS CORPORATION                       AND GENERAL COUNSEL     SUITE 2800
8500 CAMERON ROAD                               SUMMAGRAPHICS CORP.     1717 MAIN STREET
AUSTIN, TEXAS  78754                            8500 CAMERON ROAD       DALLAS, TEXAS  75201
(512) 835-0900                                  AUSTIN, TEXAS 78754
- -----------------------------------
(Name, address, including zip code,
and telephone number, including area
code, of agent for service)

                    ----------------------------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

                    ----------------------------------------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following line. ____

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
  interest reinvestment plans, check the following line.   X
                                                         -----
- --------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

                                                 Proposed      Proposed
Title of                                         Maximum       Maximum
Securities                           Amount      Offering     Aggregate       Amount of
to be                                to be      Price Per      Offering     Registration
Registered                         Registered    Unit (1)     Price (1)          Fee
- ----------                         ----------  ------------  ------------  ---------------
Common Stock ($.01 par value)        133,323      $7.50(2)    966,592(2)          $345(2)

- --------------------------------------------------------------------------------

  (1) Estimated solely for the purpose of calculating the registration fee.
  (2) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices reported on the Nasdaq National Market on January 31, 1995.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
  SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                                        Page 1 of 5 sequentially numbered pages.
                                         Index to Exhibits appears on Page II-7.

                             PRELIMINARY PROSPECTUS

                 SUBJECT TO COMPLETION, DATED JANUARY 31, 1995



                           SUMMAGRAPHICS CORPORATION
                         133,323 SHARES OF COMMON STOCK


     This Prospectus relates to an offering of up to 133,323 shares of common stock, par value $.01 per share (the "Common Stock"), of Summagraphics Corporation, a Delaware corporation (the "Company" or "Summagraphics"), that were issued pursuant to the Asset Purchase Agreement, executed on November 10, 1994, by and among the Company, CAD Warehouse, Inc., a Nevada corporation and wholly owned subsidiary of the Company ("CAD Nevada"), CAD Warehouse, Inc., a Delaware corporation ("CAD Delaware") and the shareholders of CAD Delaware (the "Shareholders").

     The Common Stock being registered is being offered for the accounts of the Shareholders. See "Selling Shareholders." The Company will not receive any proceeds from the sale of the shares of Common Stock offered hereby. The shares may be offered in transactions on the Nasdaq National Market, in negotiated transactions, or through a combination of such methods of distribution, at prices relating to the prevailing market prices or at negotiated prices. See "Plan of Distribution."

     The Common Stock is quoted on the Nasdaq National Market under the symbol "SUGR." The shares of Common Stock being offered by this Prospectus have been approved for listing on the Nasdaq National Market. On January 31, 1995, the last sale price of the Common Stock, as reported by the Nasdaq National Market, was $7.25 per share.
                        ================================

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
             OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.
                       --------------------------------

                The date of this Prospectus is January 31, 1995.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             AVAILABLE INFORMATION

          The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, information statements, and other information filed by the Company with the Commission pursuant to the requirements of the Exchange Act may be inspected and copied at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004 and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company is a publicly held corporation and its Common Stock is traded on the Nasdaq National Market under the symbol "SUGR." Reports, proxy statements, information statements, and other information can also be inspected at the offices of the Nasdaq Stock Market, Inc.

          The Company intends to furnish its shareholders with annual reports containing audited financial statements and such other periodic reports as it may determine to furnish or as may be required by law.

          The Company has filed with the Commission a Registration Statement on Form S-3 (referred to herein, together with all exhibits, as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all information set forth in the Registration Statement. Certain parts of the Registration Statement have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which can be inspected at the public reference rooms at the offices of the Commission.

                      DOCUMENTS INCORPORATED BY REFERENCE

          The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to:

                                    Summagraphics Corporation
                                    8500 Cameron Road
                                    Austin, TX 78754
                                    Attention:  Robert B. Sims, Secretary
                                    Telephone Number:  (512) 835-0900

          The Company's (i) Annual Report on Form 10-K which contains audited financial statements for the fiscal year ended May 31, 1994 (the "1994 10-K"),
(ii) Report on Form 10-Q for the quarter ended August 31, 1994, (iii) Report on Form 10-Q for the quarter ended November 30, 1994, (iv) Current Report on Form 8-K dated November 23, 1994, as amended by Amendment No. 1 on Form 8-K dated January 23, 1995, containing supplemental consolidated financial statements for the fiscal years ended May 31, 1992, 1993 and 1994, and reporting the Company's merger with CAD Delaware (collectively referred to herein as the "CAD Delaware 8-K"), (v) other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the 1994 10-K and (vi) Form 8-A, dated July 27, 1987, containing a description of the Company's Common Stock, and including any amendment or report filed for the purpose of updating such description, are hereby incorporated by reference into this Prospectus.

          All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering relating to this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, replaced, or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  THE COMPANY

          The Company is engaged in the manufacture and sale of digitizing tablets, pen plotters, ink jet plotters, thermal transfer printers, and wide format graphic cutters. The Company's products are used in applications with high-performance computer graphics systems, including computer-aided design, manufacturing, engineering, publishing and graphic arts. The Company's products are sold by its sales force primarily through distributors and also to OEMs which incorporate the Company's products into their own computer products. The Company's products may be integrated with most personal computers, including IBM-compatible personal computers and Apple personal computers, workstations from Sun Microsystems and Digital Equipment, and publishing systems from Scitex, and are compatible with over four hundred applications including software such as AutoCAD, Corel Draw, Adobe Illustrator, Microsoft Windows and Aldus Freehand. The Company's strategy is to pursue sales and market share growth for its existing product lines, through product enhancements and new product introductions, to devote substantial resources to research and development, including the development of new products for use in connection with pen-based computing and computer graphics, and, as and if appropriate opportunities arise, to acquire or develop one or more complementary product lines or businesses serving the computer graphics markets.

          The Company is seeking to make acquisitions of related or complementary businesses primarily in exchange for additional shares of the Company's Common Stock and/or cash. Effective October 31, 1994, the Company's wholly owned subsidiary, CAD Nevada, acquired the assets and liabilities of CAD Delaware in exchange for approximately 510,129 shares of Common Stock in a transaction accounted for as a pooling of interests. CAD Nevada is engaged in the mail order distribution of computer peripheral equipment used in computer assisted design and related applications, including products manufactured by the Company. The Company is continually evaluating potential acquisition candidates. However, no assurance can be given at this time that any acquisitions will become probable or that any material acquisitions will be consummated.

          The Company is a Delaware corporation formed in 1972. The Company's principal executive offices are located at 8500 Cameron Road, Austin, Texas 78754, and its telephone number is (512) 835-0900.

                              SELLING SHAREHOLDERS

          The Selling Shareholders listed in the following table have agreed to sell the number of shares of Common Stock set forth opposite their name. The table sets forth information with respect to the beneficial ownership of the Company's Common Stock by the Selling Shareholders immediately prior to this offering and as adjusted to reflect the sale of shares of Common Stock pursuant to the offering. All information with respect to the beneficial ownership has been furnished by the Selling Shareholders:


                                   BENEFICIAL OWNERSHIP              BENEFICIAL OWNERSHIP
                                    PRIOR TO OFFERING                 AFTER OFFERING (1)
                                   --------------------              --------------------
                                                       SHARES TO
                            NUMBER OF     PERCENT OF   BE OFFERED    NUMBER OF   PERCENT OF
NAME OF BENEFICIAL OWNER    SHARES          CLASS       FOR SALE      SHARES        CLASS
- ------------------------    ---------     ---------    ----------    ---------   ----------

John G. Panutsos             255,065         5.6%       66,661       188,404       4.1%
Rosemary Wollet              127,532         2.8%       33,331        94,201       2.1%
David C. Hoffer              127,532         2.8%       33,331        94,201       2.1%
- ------------------------

(1)  Assumes all the shares of Common Stock that may be offered are sold.


                              PLAN OF DISTRIBUTION

  The sale of the Common Stock offered hereby may be effected from time to time directly or by one or more broker-dealers or agents, in one or more transactions (which may involve crosses and block transactions) on the Nasdaq National Market, in negotiated transactions, or through a combination of such methods of distribution, at prices related to prevailing market prices or at negotiated prices.

  In the event one or more broker-dealers or agents agree to sell the Common Stock, they may do so by purchasing the Common Stock as principals or by selling the Common Stock as agent for the Selling Shareholders. Any such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the shares of Common Stock for which such broker-dealer may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

  Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Common Stock may not simultaneously engage in market-making activities with respect to the Company's Common Stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rule 10b-6.

  In order to comply with certain states' securities laws, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Common Stock may not be sold unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

  Each of the Selling Shareholders has agreed with the Company that, without the Company's prior consent, they will not sell on any trading day an aggregate number of shares of Common Stock in excess of the greater of 3,000 shares or 20% of the average daily trading volume of the Common Stock for the preceding ten trading days. All of the proceeds generated from the sale of the shares of Common Stock offered hereby will be immediately deposited into the accounts of the Selling Shareholders.

                                USE OF PROCEEDS

  The Company will not receive any proceeds from the offering.

                                 LEGAL MATTERS

  The validity of the Common Stock offered hereby has been passed upon for the Company by Robert B. Sims, Senior Vice President and General Counsel of the Company.

                                    EXPERTS

  The historical consolidated financial statements and schedules of Summagraphics Corporation and subsidiaries as of May 31, 1993 and 1994, and for each of the years in the three-year period ended May 31, 1994, and the supplemental consolidated financial statements of Summagraphics Corporation and subsidiaries as of May 31, 1993 and 1994, and for each of the years in the three-year period ended May 31, 1994, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP covering the May 31, 1994 historical and supplemental consolidated financial statements refer to a change in the method of accounting for income taxes in 1993. In addition, the report of KPMG Peat Marwick LLP on the supplemental consolidated financial statements indicates that the supplemental consolidated financial statements give retroactive effect to the merger of Summagraphics Corporation and CAD Warehouse, Inc. on November 10, 1994, which has been accounted for as a pooling of interests. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These supplemental financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of Summagraphics Corporation and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

  The financial statements of CAD Warehouse, Inc. as of September 30, 1994 and December 31, 1993 and for the nine-month period and the year then ended have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration fee                 $   345
Accounting fees and expenses      10,000
Legal fees and expenses           10,000
Miscellaneous expenses               500
                                 -------

     Total                       $20,845
                                 =======

- ---------------

*  Estimated

     All of the above expenses will be paid by the Company.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Third Restated Certificate of Incorporation and Bylaws provide, consistent with the provisions of the Delaware General Corporation Law, that no director of the Registrant will be personally liable to the Company or any of its shareholders for monetary damages arising from the director's breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of Title 8 of the Delaware General Corporation Law nor does it apply with respect to any action in which the director (i) has breached his duty of loyalty to the Company and its shareholders, (ii) does not act in good faith or, in failing to act, does not act in good faith, (iii) has acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, has acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) has derived an improper personal benefit.

     Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

     To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is entitled, pursuant to Section 145, to indemnification as described above.

     The directors and officers of the Registrant are insured under a directors' and officers' liability insurance policy insuring directors and officers against liabilities for which they are entitled to indemnity as described above in the event the Registrant is unable or fails to make payment.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS.

     The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-7 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the
     --------  -------
     information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) and 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on January 31, 1995.

                                        SUMMAGRAPHICS CORPORATION


                                        By: /s/ Michael S. Bennett
                                            ----------------------
                                          Michael S. Bennett
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY

     Know all men by these presents, that each of the undersigned hereby constitutes and appoints Michael S. Bennett, Robert B. Sims and David G. Osowski, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement, and to file the same with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on January 31, 1995 by the following persons in the capacities indicated.

        SIGNATURE                                       TITLE
        ---------                                       -----


/s/ Michael S. Bennett
- ---------------------------------------  President, Chief Executive Officer and
    Michael S. Bennett                   Director (Principal Executive Officer)



/s/ David G. Osowski
- ---------------------------------------  Senior Vice President, Controller and
    David G. Osowski                     Treasurer (Principal Financial and
                                         Accounting Officer)



- ---------------------------------------  Director
    Ken Draeger


- ---------------------------------------  Director
    G. Felda Hardymon


/s/ Andrew Harris                        Director
- ---------------------------------------
    Andrew Harris

/s/ G. Glenn Henry                       Director
- ---------------------------------------
    G. Glenn Henry


/s/ Stephen J. Keane                     Director
- ---------------------------------------
    Stephen J. Keane


/s/ Dennis G. Sisco                      Director
- ---------------------------------------
    Dennis G. Sisco

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors of
Summagraphics Corporation:

  We consent to the use of our reports incorporated herein by reference and to the reference to our Firm under the heading "Experts" in the prospectus. Our report on the historical May 31, 1994 consolidated financial statements is incorporated by reference from the Company's 1994 Annual Report on Form 10-K; our report on the supplemental May 31, 1994 consolidated financial statements is incorporated by reference from the Company's January 23, 1995 Amendment No. 1 on Form 8-K; and our report on September 30, 1994 CAD Warehouse, Inc. financial statements is incorporated by reference from the Company's November 23, 1994 Form 8-K.

  Our reports covering the historical and supplemental consolidated financial statements of Summagraphics Corporation and subsidiaries refer to a change in the method of accounting for income taxes in 1993. Our report with respect to the supplemental consolidated financial statements indicates that the supplemental consolidated financial statements give retroactive effect to the merger of Summagraphics Corporation and CAD Warehouse, Inc. on November 10, 1994, which has been accounted for as a pooling of interests. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These supplemental financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of Summagraphics Corporation and subsidiaries after financial statements covering the date of consummation of the business combination are issued.


                               /s/ KPMG Peat Marwick LLP
                               -------------------------
                               KPMG PEAT MARWICK LLP

Austin, Texas
January 31, 1995

                               INDEX TO EXHIBITS

    EXHIBIT
    NUMBER                               DESCRIPTION OF EXHIBITS                         Page
- ----------------  ---------------------------------------------------------------------  ----

          4.1     Specimen of Common Stock Certificate (incorporated by reference from    --
                  Exhibit 4.3 to the Company's Registration Statement on Form S-1
                  (Registration No. 33-15658)).

          4.2     Asset Purchase Agreement (incorporated by reference from Exhibit 2.1    --
                  to the Company's Report on Form 8-K dated November 23, 1994)

         *5.1     Opinion of Robert B. Sims, Senior Vice President and General Counsel    14
                  of the Registrant. (CE)

        *23.1     Consent of Robert B. Sims, Senior Vice President and General Counsel    14
                  of the Registrant (included in Exhibit 5.1). (CE)

        *23.2     Consent of Independent Auditors (included in Part II of this            12
                  Registration Statement). (CE)

        *24.1     Power of Attorney (included in Part II of this Registration Statement   10
                  (CE)

- -----------------------------

 *   Filed Herewith.